UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2004

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	021238 (Commission File Number)	06-1313069 (I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida
(Address of principal executive offices)

32224
(Zip Code)

(904) 398-9400
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 14, 2004, Landstar System, Inc. issued a press release announcing results for the third quarter of fiscal 2004. A copy of the press release is attached hereto as Exhibit 99.1.

In the press release attached hereto as Exhibit 99.1, Landstar provided the following non-GAAP financial measures for the thirty-nine and thirteen week periods ended September 27, 2003: (1) earnings per diluted share before costs related to settlement of one lawsuit, (2) net income excluding costs relating to settlement of this lawsuit and (3) operating margin excluding costs relating to settlement of this lawsuit. The non-GAAP financial information presented in the attached press release should be considered in addition to, and not as a substitute for, the corresponding GAAP financial information also presented in the attached press release.

Management believes that it is appropriate to present this non-GAAP financial information for the following reasons: (1) the circumstances relating to this lawsuit are unusual and unique and thus are not likely to recur as a part of Landstar’s normal operations, (2) disclosure of the impact of these costs on earnings per diluted share, net income and operating margin will allow investors to better understand the underlying trends in Landstar’s financial condition and results of operations, (3) this information will facilitate comparisons by investors of Landstar’s results as compared to the results of peer companies and (4) management considers this non-GAAP financial information in its decision making.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated October 14, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.
Date: October 14, 2004	/s/ Robert C. LaRose
Robert C. LaRose
Vice President, Chief Financial Officer and Secretary

RCL/ac

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